Exhibit 99.3

May 18, 2011

SOLITARIO REDUCES ROYALTY AND OPTIONS SIGNIFICANT GOLD AND MOLYBDENUM DEPOSIT ON ITS MT. HAMILTON PROJECT, NEVADA

Denver, Colorado: Solitario Exploration & Royalty Corp. (“Solitario;” NYSE Amex: XPL; TSX: SLR) and Ely Gold & Minerals Inc. (“Ely Gold” - including Ely Gold’s 100%-owned US subsidiary DHI US; TSX.V: ELY) are pleased to announce that their joint venture, Mt. Hamilton LLC (“MH LLC”), has bought-down an existing 2.0% NSR royalty obligation on gold and silver production on the Mt. Hamilton gold project and has completed an initial evaluation of the Shell gold-molybdenum property optioned in the first quarter of 2011. The Shell property comprises eight strategically located mining claims on the south side of the Mt. Hamilton project area. Completion of the royalty buy-down along with the new potential on the Shell property significantly enhances overall project economics and exploration potential. Mt. Hamilton is situated at the southern end of the prolific Battle Mountain gold trend in eastern Nevada where Solitario is currently managing feasibility work.

Terms of the Royalty Reduction Purchase

MH LLC purchased the 2.0% NSR royalty for $2.52 million, consisting of $1.52 million in cash and $1.0 million by the delivery of 344,116 shares of Solitario. Solitario contributed the entire purchase price and loaned Ely Gold its 20% proportionate share. The loan to Ely Gold will bear interest at 6% per annum and will be repaid from Ely’s future production proceeds. With the completion of the 2.0% NSR royalty reduction purchase, the royalty rate on gold and silver mineralization on the Mt. Hamilton gold project will be reduced to 1.0%, assuming MH LLC fully exercises its current option to further reduce the royalty from 6.0% to 1.0% for cash payments totaling $5.0 million to underlying royalty holders. The $5.0 million NSR royalty reduction option is exercisable at any time prior to commercial production. Closing of the royalty purchase, including the issuance of Solitario’s common shares, is subject to customary approvals including required regulatory approval by the NYSE Amex Equities exchange and the Toronto Stock Exchange.

Shell Property

The Shell property contains significant deposits of both high-grade gold and molybdenum that were partially defined by drilling conducted 30 to 40 years ago, principally by Union Carbide. Confirmatory drilling was subsequently conducted in 2006 and 2007. Of the 40 holes drilled on the property, 23 contain significant intercepts of gold and/or molybdenum. The Shell property, situated less than a mile from Mt. Hamilton’s Centennial deposit, is subject to two leases previously controlled solely by Ely Gold.

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Shell Mineralization

The ten best pre-1983 drill hole intercepts are presented in Table 1 (gold) and Table 3 (molybdenum) and are historical in nature, requiring additional infill drilling before resources for the Shell gold deposit can be measured in a NI 43-101 compliant estimate. Drill hole data presented in Table 2 (gold) and Table 4 (molybdenum) are from a 2006/2007 drill hole assay verification program conducted prior to Solitario’s participation in the project. The results of the verification program substantially confirm previous drilling.

Table 1: Pre-1983 Drill Hole Assays Results for Gold

Hole Number	Mineralized Interval (Ft.)	Thickness (Feet)	Gold Grade (oz./ton)	Gold Grade (grams/tonne)
DDH-13	1365.5-1388.8	23.3	0.326	11.16
DDH-21	1263.6-1279.6	16.0	0.201	6.88
DDH-21A	1269.7-1285.1	15.4	0.220	7.80
DDH-21B	1272.8-1291.3	18.5	0.160	5.48
DDH-26	1287.1-1296.1	9.0	0.132	4.52
DDH-27	1397.5-1405.5	8.0	0.129	4.57
DDH-30	1504.0-1512.0	8.0	0.110	3.77
DDH-32	1633.0-1636.0	3.0	0.236	8.37
DDH-U-9	1382.7-1388.7	6.0	0.727	24.90
DDH-U-9B	1383.9-1390.9	7.0	0.939	32.16

All drill thicknesses are thought to represent at least a 90% true thickness of the mineralized interval.

Table 2: 2006/07 Drill Hole Assay Verification Program for Gold

2006 Hole Number	Twinned Pre-1983 Drill Hole(s)	Mineralized Interval (Ft.)	Thickness (Feet)	Gold Grade (oz./ton)	Gold Grade (grams/tonne)
MC-6001	DDH-U-9, DDH-U-9B	1389.0-1395.0	6.0	0.328	11.23
MC-6002	DDH-21, 21A & 21B	1269.5-1288.0	18.5	0.102	3.49
MC-6003	DDH-27	876.0-914.0	35.0	0.141	4.83
MC-7001	DDH-27	1204.0-1216.0	12.0	0.115	3.94
		1301.0-1305.5	4.5	0.188	6.44
MC-7002	DDH-U-7*	1153.5-1163.5	10.0	0.022	0.75
MC-7003	DDH-U-7*	1450.7-1460.7	10.0	0.347	11.88
		1482.6-1500.8	18.2	0.147	5.03

All drill thicknesses are thought to represent at least a 90% true thickness of the mineralized interval.

*DDH-U-7 intersected 2.0 feet (1427.6’-1429.6’) of gold grading 0.170 oz./ton.

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Table 3: Pre-1983 Drill Hole Assays Results for Molybdenum*

Hole Number	Mineralized Interval (Ft.)	Thickness (Feet)	Grade % MoS2
DDH-6	1422.0-1430.0	8.0	1.18
DDH-17	1305.0-1318.0	13.0	0.96
DDH-21	1227.0-1235.0	8.0	2.95
DDH-21B	1228.0-1237.0	9.0	0.74
	1265.0-1273.3	8.3	0.79
DDH-27	1369.0-1377.5	8.5	7.74
	1400.0-1408.0	8.0	1.08
DDH-U-5A	1421.0-1430.0	9.0	0.78
DDH-U-7	1573.0-1581.0	8.0	1.63
DDH-U-9B	1381.0-1390.0	8.0	0.76

All drill thicknesses are thought to represent at least a 90% true thickness of the mineralized interval. Mineralized intersections less than 8.0 feet diluted to a minimum mining width of 8.0 feet.

Table 4: 2006/07 Drill Hole Assay Verification Program for Molybdenum

2006 Hole Number	Twinned Pre-1983 Drill Hole(s)	Mineralized Interval (Ft.)	Thickness (Feet)	Grade % MoS2
MC-6001	DDH-U-9, DDH-U-9B	1357.0-1377.0	10.0	0.12
MC-6002	DDH-21, 21A & 21B	1221.0-1267.0	46.0	0.17
MC-6003	DDH-27	1359.0-1378.0	19.0	0.17
MC-7001	DDH-27	1391.0-1424.0	33.0	0.32
MC-7002	DDH-U-7	1592.5-1601.5	9.0	0.16
MC-7003	DDH-U-7	824.1-828.3	4.2	1.03
		1481.3-1491.5	10.2	0.24

All drill thicknesses are thought to represent at least a 90% true thickness of the mineralized interval.

The gold and molybdenum deposits are spatially associated, with a gently dipping tabular gold deposit situated coincident with, and more commonly, immediately below molybdenum mineralization. Geologically, gold mineralization on the Shell property occurs along an unconformity between two rock formations associated with a paleo-surface and karst (cave) features. Molybdenum mineralization is controlled by low angle fault structures in skarn rock.

Chris Herald, President and CEO of Solitario commented, “The reduction in the NSR royalty rate at Mt. Hamilton adds significant economic value by reducing future total cash operating costs by nearly $30 per ounce at today’s gold prices. With the Shell property acquisition, considerable upside for future high-grade resource expansion has been added to the project. The gold mineralization at Shell is a natural fit with the Mt. Hamilton-Centennial gold deposit that we plan to take through feasibility. The molybdenum mineralization also complements other known molybdenum-tungsten occurrences on the Mt. Hamilton property. Both the gold and molybdenum grades for the Shell deposits are impressive and potentially underground mineable. We anticipate additional exploration work to further define and expand resources on the property based on further analysis of the historical data. “

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“These developments point directly to Solitario’s commitment to moving the Mt. Hamilton assets into production”, according to Trey Wasser, Ely Gold’s President & CEO. “The royalty reduction adds to the already robust economics of the Mt Hamilton project and the Shell properties could allow for additional resource growth beyond what has been outlined in the current reports.”

The information contained in this release has been reviewed by Walter Hunt, Chief Operating Officer for Solitario, who is a qualified person as defined by National Instrument 43-101.  Whereas the drilling programs were not directly supervised by Solitario, based upon the review, the information is believed to be substantially accurate.

Terms of the Shell Leases

The Shell property was acquired from Ely Gold by MH LLC, after amending some of the terms of its two underlying leases. Solitario and Ely Gold equally contributed the $160,000 advanced royalty payments due the underlying owners. In the future, MH LLC will be responsible for making advanced royalty payments of $160,000 per year to the lease holders for the next five years and conducting annual exploration work on the property ranging from $5,000 for the first year to $75,000 for year five and beyond. Both Shell leases are subject to a 4.5% NSR royalty that can be reduced to 0.5% by making a $3.0 million cash payment to each royalty owner prior to commercial production. MH LLC has the right to terminate the Shell leases at any time.

Terms of the Mt. Hamilton Joint Venture

Solitario and Ely Gold formed MH LLC, a limited liability company which now holds 100% of the Mt. Hamilton project assets under an Operating Agreement (“MH-Agreement”). Per the terms of the MH-Agreement, DHI-US, Ely Gold’s wholly owned US subsidiary, currently has a 90% initial interest in MH LLC and Solitario has a 10% initial interest. Solitario can earn up to an 80% interest in MH LLC by completing a feasibility study, arranging project financing, and making future property and advanced royalty payments.

About Solitario

Solitario is a gold, silver, platinum-palladium, and base metal exploration and royalty company actively exploring in Brazil, Mexico, Peru and Nevada. Solitario has significant business relationships with Votorantim Metais, Compañia de Minas Buenaventura S.A.A., Anglo Platinum, and Newmont Mining. Solitario has approximately US$17.5 million in net cash (after the royalty buy down) and marketable securities and is traded on the NYSE Amex ("XPL") and on the Toronto Stock Exchange ("SLR"). Additional information about Solitario is available online at www.solitarioxr.com

About Ely Gold

Ely Gold is focused on acquisition and development of gold resources in the Americas. The Company is currently evaluating other near term production assets with a partnership business model focused on royalties and cash flow. Ely Gold is traded on the TSX Venture Exchange ("ELY"). Additional information about Ely Gold is available online at www.elygoldandminerals.com

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FOR MORE INFORMATION AT SOLITARIO, CONTACT:

Debbie Mino-Austin Director – Investor Relations	(800) 229-6827
Christopher E. Herald President & CEO	(303) 534-1030

FOR MORE INFORMATION AT ELY, CONTACT:

Steve Kenwood Director	(604) 488-1104
Trey Wasser President & CEO	(972) 803-3904

This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results and future plans and objectives of Solitario, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Development of Solitario’s properties are subject to the success of exploration, completion and implementation of an economically viable mining plan, obtaining the necessary permits and approvals from various regulatory authorities, compliance with operating parameters established by such authorities and political risks such as higher tax and royalty rates, foreign ownership controls and our ability to finance in countries that may become politically unstable. Important factors that could cause actual results to differ materially from Solitario’s expectations are disclosed under the heading "Risk Factors" and elsewhere in Solitario’s documents filed from time to time with Canadian Securities Commissions and the United States Securities and Exchange Commission.